Exhibit 4.231

AMENDMENT NO. 1

TO

SERIES 2010-2 SUPPLEMENT
dated as of February 23, 2011

between

RENTAL CAR FINANCE CORP.,
an Oklahoma corporation

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
a New York banking corporation,
as Trustee

AMENDMENT NO. 1
TO SERIES 2010-2 SUPPLEMENT

This Amendment No. 1 to Series 2010-2 Supplement dated as of February 23, 2011 (“Amendment”), between Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”) (RCFC and the Trustee are collectively referred to herein as the “Parties”).

RECITALS:

A.           RCFC, as Issuer, and the Trustee entered into that certain Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”);

B.           RCFC and the Trustee entered into that certain Series 2010-2 Supplement dated as of June 17, 2010 (the “Series 2010-2 Supplement”); and

C.           The Parties wish to amend and supplement the Series 2010-2 Supplement as provided herein pursuant to Section 8.5 thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1.           Definitions.  Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2010-2 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2.           Amendments.  The Series 2010-2 Supplement is hereby amended as follows:

(a)           By deleting in its entirety the definition of “Servicer Event of Default” referenced in Section 2.1(b) and replacing it with the following:

“ “Servicer Event of Default” means (a) prior to a Permitted Change in Control Transaction, (i) a Servicer Leverage Ratio Event of Default or (ii) a Servicer Interest Coverage Ratio Event of Default and (b) upon and after the effective date of any amendment to this Supplement pursuant to Section 8.5(b)(iii), a Servicer Financial Covenant Event of Default.”

(b)           By deleting in its entirety the definition of “Servicer Tangible Net Worth Event of Default” referenced in Section 2.1(b) and replacing it with the following in proper alphabetical order:

“ “Servicer Interest Coverage Ratio Event of Default” means that, at any time prior to a Permitted Change in Control Transaction, the Interest Coverage Ratio of the Master Servicer and its Subsidiaries is less than 2.00 to 1.00 for any period of four consecutive Fiscal Quarters of the Master Servicer.”

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(c)           By deleting in its entirety the definition of “Servicer Unrestricted Cash Event of Default” referenced in Section 2.1(b) and replacing it with the following in proper alphabetical order:

“ “Servicer Leverage Ratio Event of Default” means that, at any time prior to a Permitted Change in Control Transaction, the Leverage Ratio of the Master Servicer and its Subsidiaries is greater than 2.25 to 1.00.”

(d)           By deleting in its entirety the definition of “Tangible Net Worth” referenced in Section 2.1(b).

(e)           By amending Section 2.1(b) to add the following defined terms in their proper alphabetical order:

“ “Fiscal Quarter” has the meaning specified in the Credit Agreement as in effect on the Ninth Amendment Effective Date.”

“ “Interest Coverage Ratio” means, for any applicable period, the ratio of (a) Corporate EBITDA (as defined in the Credit Agreement as in effect on the Ninth Amendment Effective Date) for such period to (b) Corporate Interest Expense (as defined in the Credit Agreement as in effect on the Ninth Amendment Effective Date).”

“ “Leverage Ratio” means, at any time, the ratio of:

(a) Corporate Debt (as defined in the Credit Agreement as in effect on the Ninth Amendment Effective Date) at such time;

to

(b) Corporate EBITDA (as defined in the Credit Agreement as in effect on the Ninth Amendment Effective Date) for the four consecutive Fiscal Quarters ending on the last day of the Fiscal Quarter most recently completed prior to or at such time.”

“ “Ninth Amendment Effective Date” means the date of effectiveness of the Ninth Amendment to Credit Agreement, dated as of February 9, 2011.”

(f)           By deleting the word “and” appearing at the end of paragraph (xxiv) of Section 5.4 of the Base Indenture as set forth in Section 8.6 of the Series 2010-2 Supplement and adding the following paragraph immediately succeeding paragraph (xxiv):

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“(xxv)
(i) prior to a Specified Change in Control Transaction, (w) the Leverage Ratio of the Master Servicer and its Subsidiaries as of the related Determination Date, (x) as of the date used for purposes of the determination of such Leverage Ratio, the amount of Corporate Debt and Corporate EBITDA, (y) the Interest Coverage Ratio of the Master Servicer and its Subsidiaries for the most recent period of four consecutive Fiscal Quarters ending prior to the related Determination Date and (z) for purposes of the determination of such Interest Coverage Ratio, the amount of Corporate EBITDA and Corporate Interest Expense for the applicable period, and (ii) after a Permitted Change in Control Transaction, such information relative to Permitted Change in Control Counterparty Financial Covenants as agreed pursuant to this Supplement (it being understood that such information shall be agreed by the Issuer and the Controlling Noteholder in connection with the determination of any such Permitted Change in Control Counterparty Financial Covenants pursuant to Section 8.10 hereof); and”

(g)           By renumbering the existing paragraph (xxv) of Section 5.4 of the Base Indenture as set forth in Section 8.6 of the Series 2010-2 Supplement as paragraph (xxvi) thereof.

(h)           By deleting Exhibit D to the Series Supplement in its entirety and replacing such schedule with the Exhibit D attached hereto as Annex I.

3.           Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2010-2 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2010-2 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Series 2010-2 Supplement specifically referred to herein and any references in the Series 2010-2 Supplement to the provisions of the Series 2010-2 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.           GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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[SIGNATURES ON FOLLOWING PAGES]

5

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RCFC:

RENTAL CAR FINANCE CORP.,
an Oklahoma corporation

By: __________________________
Name:
Title

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, a New York banking corporation

By:       _________________________
Name:  _________________________
Title:    _________________________

By:       _________________________
Name:  _________________________
Title:    _________________________

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Pursuant to Section 8.5 of the Series 2010-2 Supplement, Dollar Thrifty Automotive Group, Inc. and Wells Fargo Bank, N.A., as a Series 2010-2 Noteholder hereby consent to this Amendment as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP,
INC., a Delaware corporation

By:       _____________________
Name:
Title:

Wells Fargo Bank, N.A., as Series 2010-2
Noteholder

By: _________________________
Name:
Title:

By: _________________________
Name:
Title:

7

Annex I

EXHIBIT D

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

RENTAL CAR FINANCE CORP.

____________________________________

RENTAL CAR ASSET BACKED NOTES
Series 2010-2

____________________________________

Under Section 5.4 of the Amended and Restated Base Indenture, dated as of February 14, 2007 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the “Base Indenture”), between Rental Car Finance Corp. (“RCFC”), as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by that certain Series 2010-2 Supplement thereto, dated as of June 17, 2010 (the “Series 2010-2 Supplement” and, together with the Base Indenture, the “Indenture”), the Master Servicer is required to prepare certain information each month regarding current distributions to the Series 2010-2 Noteholders.  The information which is required to be prepared with respect to the Payment Date of ______________, 20__ (the “Applicable Payment Date”) is set forth below.  Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 2010-2 Note and as a percentage of the outstanding principal balance of the Series 2010-2 Notes as of such date.  Certain other information is presented based on the aggregate amounts for RCFC as a whole.  Capitalized terms used herein have their respective meanings set forth in the Indenture.

1.The aggregate amount of Collections processed since the Payment Date prior to the Applicable Payment Date	$__________
2.The aggregate amount of Series 2010-2 Interest Collections processed since the Payment Date prior to the Applicable Payment Date	$__________
3.The aggregate amount of Principal Collections processed during the Related Month immediately preceding the Applicable Payment Date	$__________
4.The Series 2010-2 Accrued Interest Amount for the Applicable Payment Date……………………………………………………….	$__________
5.The Series 2010-2 Interest Amount for the Applicable Payment Date………………………………………………………….......	$__________

6.The Series 2010-2 Interest Rate Cap Proceeds for the Applicable Payment Date……………………………………………………….	$__________
7.The Series 2010-2 Invested Percentage for Series 2010-2 Interest Collections with respect to Series 2010-2 Notes on the last day of the Related Month immediately preceding the Applicable Payment Date
__________%
8.The Series 2010-2 Invested Percentage for Series 2010-2 Principal Collections with respect to Series 2010-2 Notes on the last day of the Related Month immediately preceding the Applicable Payment Date
__________%
9.The total amount of the distribution to Series 2010-2 Noteholders on _______________, 20__, per $1,000 original Note Principal Amount	$__________
10.The amount of the distribution set forth in paragraph 9 above with respect to principal of the Series 2010-2 Notes, per $1,000 original Note Principal Amount	$__________
11.The amount of the distribution set forth in paragraph 9 above with respect to interest on the Series 2010-2 Notes, per $1,000 original Note Principal Amount	$__________
12.The amount drawn under the Enhancement (including the amount drawn on any Available Subordinated Amount) for the Series 2010-2 Notes as of the Applicable Payment Date	$__________
13.The amount of the Series 2010-2 Monthly Servicing Fee for the Applicable Payment Date	$__________
14.The amount of the Series 2010-2 Monthly Supplemental Servicing Fee for the Applicable Payment Date	$__________
15.The amount of the Group VI Monthly Servicing Fee for the Applicable Payment Date	$__________
16.The amount of the Group VI Monthly Supplemental Servicing Fee for the Applicable Payment Date	$__________
17.The Series 2010-2 Enhancement Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
18.The Series 2010-2 Enhancement Deficiency, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________

19.The Series 2010-2 Minimum Enhancement Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
20.The Series 2010-2 Required Enhancement Percentage, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
__________%
21.The Series 2010-2 Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
22.The Series 2010-2 Minimum Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
23.The Series 2010-2 Cash Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
24.The Series 2010-2 Letter of Credit Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
25.The Series 2010-2 Letter of Credit Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________

26.The Series 2010-2 Minimum Letter of Credit Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
27.The Series 2010-2 Available Subordinated Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
28.The Series 2010-2 Minimum Subordinated Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
29.The Series 2010-2 Cash Collateral Account Surplus, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
30.The ratio of the available Enhancement amount to the Series 2010-2 Invested Amount as of the close of business on the Applicable Payment Date, after giving effect to any expected drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on the Applicable Payment Date .
___________
31.The amount of any LOC Disbursements expected to be made with respect to the Applicable Payment Date…….……………………...	$__________
32.The Series 2010-2 Monthly Interest Shortfall, if any, with respect to the Applicable Payment Date…….……………………………...	$__________
33.The Series 2010-2 Invested Amount with respect to the Applicable Payment Date……………………………………………………….	$__________
34.The Series 2010-2 Invested Percentage with respect to the Applicable Payment Date…………………………………………..	__________%
35.The Series 2010-2 Maximum Invested Amount with respect to the Applicable Payment Date…….…………………………………….	$__________
36.The Group VI Aggregate Invested Amount with respect to the Applicable Payment Date………….……………………………….	$__________

37.The Retained Interest Amount, if any, with respect to all outstanding Group VI Series of Notes as of the close of business on the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………..
$__________
38.The Retained Interest Percentage with respect to all outstanding Group VI Series of Notes as of the close of business on the last day of the Related Month immediately preceding the Applicable Payment Date ………………………………………………………
__________%
39.To the knowledge of the undersigned, there are no liens on any of the Collateral, other than the Lien granted by the Indenture or as otherwise permitted by the Related Documents, except as described below:

[If applicable, insert “None”]
40.To the knowledge of the undersigned, no Lease Event of Default or Servicer Default has occurred, except as described below:
[If applicable, insert “None”]
41.To the knowledge of the undersigned, no Amortization Event or Potential Amortization Event has occurred with respect to the Series 2010-2 Notes, except as described below:
[If applicable, insert “None”]
42.The Required Asset Amount as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
43.The Aggregate Asset Amount as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
44.The amount of any Asset Amount Deficiency as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………………………………	$__________
45.The Exchange Agreement Group VI Rights Value as of the last day of the Related Month immediately preceding the Applicable Payment Date……………………………………………………….	$__________
46.The Net Book Value of Vehicles from each Manufacturer and the rating of each such Manufacturer (in each case, as of the last day of the Related Month immediately preceding the Applicable Payment Date):

a.__________ (Rating:_____)	$__________
b.__________ (Rating:_____)	$__________
c.__________ (Rating:_____)	$__________

47.The number of Group VI Vehicles of each Manufacturer as of the last day of the Related Month immediately preceding the Applicable Payment Date………………………………………….
a.__________	___________
b.__________	___________
c.__________	___________
48.The average age of all Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………………………………	___________
49.The average total monthly Depreciation Charges per Vehicle during the Related Month immediately preceding the Applicable Payment Date…………………………………………..	$__________
50.The Market Value Adjustment Percentage as of the related Determination Date…………………………………………………	__________%
51.The Measurement Month Average as of the last day of the Related Month immediately preceding the Applicable Payment Date……...	$__________
52.The aggregate Market Value of Non-Program Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………..	$__________
53.The Measurement Month Average used to determine the Market Value Adjustment Percentage as of the related Determination Date (if different than the Measurement Month Average as of the last day of the Related Month immediately preceding the Applicable Payment Date)………………………………………………………
$__________
54.The Third-Party Market Value Adjustment Percentage, if any, as of the immediately preceding Third-Party Market Value Determination Date (and, if such date is a Third-Party Market Value Determination Date, such date)……………………………...
__________%
55.[To be included prior to a Permitted Change in Control Transaction:] The Leverage Ratio of the Master Servicer and its Subsidiaries as of the related Determination Date ............................
56.[To be included prior to a Permitted Change in Control Transaction:] The amount of Corporate Debt as of the date used for purposes of the determination of the Leverage Ratio................................................
$__________
57.[To be included prior to a Permitted Change in Control Transaction:] The amount of Corporate EBITDA as of the date used for purposes of the determination of the Leverage Ratio................................................
$__________

58.[To be included prior to a Permitted Change in Control Transaction:] The Interest Coverage Ratio of the Master Servicer and its Subsidiaries for the most recent period of four consecutive Fiscal Quarters ending prior to the related Determination Date ............................

59.[To be included prior to a Permitted Change in Control Transaction:] The amount of Corporate EBITDA for the applicable period for purposes of the determination of the Interest Coverage Ratio................................................
$__________
60.[To be included prior to a Permitted Change in Control Transaction:] The amount of Corporate Interest Expense for the applicable period for purposes of the determination of the Interest Coverage Ratio................................................
$__________
61.[To be included after a Permitted Change in Control Transaction:  such information relative to Permitted Change in Control Counterparty Financial Covenants as agreed pursuant to the Series 2010-2 Supplement]................................................

62.Any other information required to be included in the Monthly Noteholders’ Statement pursuant to the terms of the Series 2010-2 Supplement (attach on separate page)................................................

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ___________________, 20__.

________________________________
Name:___________________________
Title:____________________________